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                                                            Exhibit 23.7

       CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION




     We hereby consent to (i) the inclusion of our opinion letter to the Board of Directors of UtiliCorp United Inc. (the "Company") as Annex C to the Joint Proxy Statement/Prospectus of the Company and Kansas City Power & Light Company ("KCPL") relating to the strategic combination of the Company with KCPL in a merger of equals transaction; and (ii) all references to DLJ in the sections captioned "Summary of Joint Proxy Statement/Prospectus" and "The Merger" as shown in the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 filed by KC United Corp. on April 3, 1996. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit and we disclaim that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                      /s/ DONALDSON, LUFKIN & JENRETTE
                                             SECURITIES CORPORATION


New York, New York
April 3,1996